EXHIBIT 99.1

LHC Group Announces Fourth Quarter and Year-End 2010 Results

Company Also Announces Guidance for Fiscal Year 2011

Highlights:

  Net service revenue was $168.1 million for the fourth quarter of 2010 and $635.0 million for full‑year 2010;
  Diluted earnings per share was $0.63 for the fourth quarter of 2010 and $2.68 for full‑year 2010; and
  Organic growth in net revenue was 11.4% for the fourth quarter of 2010 and organic growth in total new admissions was 11.5% for the fourth quarter of 2010.

LAFAYETTE, La., March 2, 2011 (GLOBE NEWSWIRE) -- LHC Group, Inc. (Nasdaq:LHCG), a national provider of home health and hospice services, announced today its financial results for the three months and year ended December 31, 2010.

Financial Results for the Fourth Quarter

  Net service revenue for the fourth quarter of 2010 increased 18.8% to $168.1 million compared with $141.5 million for the same period in 2009. Net service revenue for the fourth quarter of 2010 reflects a decrease of approximately $1.8 million related to the reduction in fiscal year 2011 home health reimbursement rates of approximately 5% that affected episodes in November and December of 2010.
  Net income attributable to LHC Group for the fourth quarter of 2010 decreased 9.6% to $11.4 million compared with $12.7 million for the same period in 2009. Net income attributable to LHC Group for the fourth quarter of 2010 includes costs associated with converting multiple home health and hospice information systems to two systems. These costs were approximately $1.6 million or $0.05 in diluted earnings per share in the fourth quarter.
  Diluted earnings per share decreased 10.0% to $0.63 for the fourth quarter of 2010 compared with $0.70 for the same period in 2009.

Financial Results for the Year

  Net service revenue for the year ended December 31, 2010, increased 19.4% to $635.0 million compared with $532.0 million for the same period in 2009.
  Net income attributable to LHC Group for the year ended December 31, 2010, increased 11.2% to $48.8 million compared with $43.9 million for the same period in 2009.
  Diluted earnings per share increased 10.3% to $2.68 for the year ended December 31, 2010, compared with $2.43 for the same period in 2009.

Guidance

The Company also announced its net revenue and fully diluted earnings per share guidance for fiscal-year 2011. Fiscal-year net service revenue is expected to be in the range of $660 million to $670 million and fully diluted earnings per share is expected to be in the range of $2.15 to $2.25.  This guidance does not take into account the impact of any future acquisitions or share repurchases, if made, or de novo locations, if opened, or future reimbursement changes, if any.

In commenting on the results, Keith G. Myers, Chief Executive Officer of LHC Group, said, "We are pleased with our operating results and the overall performance of our company and our team in 2010.  Despite the challenges of absorbing a 5.2% reduction in Medicare reimbursement for home health services, which affected episodes of care in the last two months of 2010, we ended the year with excellent organic volume growth in new admissions of 13.1% and organic revenue growth of 12.6%.  With regard to external growth, we acquired 30 locations through 14 separate transactions in 2010 and nine locations through five separate transactions in the first two months of 2011.  Most importantly, our team of dedicated caregivers in communities throughout the country continues to provide the highest quality of care to the patients, families and communities we serve day in and day out.  As we look ahead to the remainder of 2011 and beyond, we are well prepared and well positioned to continue increasing shareholder value by controlling cost and capitalizing on the opportunities we see ahead for both internal and external volume growth."

Conference Call

LHC Group will host a conference call on Thursday, March 3, 2011, at 11:00 a.m. Eastern time to discuss its 2010 results and 2011 guidance. The toll-free number to call for this interactive teleconference is (866) 393-1608 (international callers should call 973-890-8327). A telephonic replay of the conference call will be available through midnight on Friday, March 4, 2011, by dialing (800) 642-1687 (international callers should call 706-645-9291) and entering confirmation number 34672807. A live broadcast of LHC Group's conference call will be available under the Investor Relations section of the Company's website, www.LHCGroup.com. A one-year online replay will be available approximately an hour following the conclusion of the live broadcast.

About LHC Group, Inc.

LHC Group, Inc. is a national provider of home health and hospice services, providing quality, cost-effective healthcare to patients within the comfort and privacy of their home or place of residence.  LHC Group provides a comprehensive array of post-acute healthcare services through home health, hospice and private duty locations in its home-based division and long-term acute care hospitals in its facility-based division.

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company's future financial performance and the strength of the Company's operations. Such forward-looking statements may be identified by words such as "continue," "expect," and similar expressions. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including changes in reimbursement, changes in government regulations, changes in LHC Group's relationships with referral sources, increased competition for LHC Group's services, increased competition for joint venture and acquisition candidates, changes in the interpretation of government regulations, and other risks set forth in Item 1A. Risk Factors in LHC Group's Annual Report on Form 10-K for the year ended December 31, 2009, filed with the Securities and Exchange Commission. LHC Group undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

LHC GROUP, INC. AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (amounts in thousands, except share data) (unaudited)

	Dec. 31, 2010	Dec. 31, 2009
ASSETS

Current assets:
Cash	$ 288	$ 394
Receivables:
Patient accounts receivable, less allowance for uncollectible accounts of $9,769 and $8,262, respectively	80,055	75,033
Other receivables	5,094	3,850
Amounts due from governmental entities	429	1,184
Total receivables, net	85,578	80,067
Deferred income taxes	5,941	4,370
Prepaid income taxes	5,326	3,131
Prepaid expenses and other current assets	10,015	8,798
Total current assets	107,148	96,760
Property, building and equipment, net of accumulated depreciation of $15,329 and $15,030, respectively	26,862	21,361
Goodwill	157,338	139,474
Intangible assets, net of accumulated amortization of $1,499 and $747, respectively	54,051	46,851
Advance payment on acquisitions	6,947	1,209
Other assets	4,959	1,960
Total assets	$ 357,305	$ 307,615

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and other accrued liabilities	$ 21,017	$ 22,255
Salaries, wages and benefits payable	27,289	22,521
Amounts due to governmental entities	3,159	3,208
Current portion of long-term debt	–	387
Total current liabilities	51,465	48,371
Deferred income taxes	16,817	12,475
Revolving credit facility	–	5,723
Long-term debt, less current portion	–	4,096
Other long-term obligations	–	1,567
Total liabilities	68,282	72,232
Noncontrolling interest- redeemable	13,535	13,823
Stockholders' equity:
Common stock – $0.01 par value: 40,000,000 shares authorized; 21,180,286 and 20,967,418 shares issued and 18,172,022 and 17,990,685 shares outstanding, respectively	181	179
Treasury stock – 3,008,264 and 2,976,733 shares at cost, respectively	(4,453)	(3,513)
Additional paid-in capital	91,017	86,310
Retained earnings	186,996	138,196
Total LHC Group, Inc. stockholders' equity	273,741	221,172
Noncontrolling interest- non-redeemable	1,747	388
Total equity	275,488	221,560
Total liabilities and equity	$ 357,305	$ 307,615
LHC GROUP, INC. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF INCOME (amounts in thousands, except share and per share data) (unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Net service revenue	$ 168,058	$ 141,492	$ 635,031	$ 531,980
Cost of service revenue	87,535	71,856	329,985	270,515
Gross margin	80,523	69,636	305,046	261,465
Provision for bad debts	2,307	585	7,607	4,724
General and administrative expenses	55,329	45,294	201,837	171,695
Operating income	22,887	23,757	95,602	85,046
Interest expense	(51)	(24)	(134)	(142)
Loss on the sale of assets and entities	–	–	(7)	(22)
Non-operating income (loss)	93	64	812	(239)
Income from continuing operations before income taxes and noncontrolling interest	22,929	23,797	96,273	84,643
Income tax expense	7,606	7,989	31,727	26,743
Income from continuing operations	15,323	15,808	64,546	57,900
Loss from discontinued operations, net of income tax benefit of $7 and $55, respectively	–	(11)	–	(86)
Net income	15,323	15,797	64,546	57,814
Less net income attributable to noncontrolling interest	3,879	3,132	15,787	13,973
Net income attributable to LHC Group, Inc.	11,444	12,665	48,759	43,841
Redeemable noncontrolling interest	–	–	41	45
Net income attributable to LHC Group, Inc.'s common stockholders	$ 11,444	$ 12,665	$ 48,800	$ 43,886

Earnings per share – basic:
Income from continuing operations attributable to LHC Group, Inc.	$ 0.63	$ 0.70	$ 2.69	$ 2.44
Loss from discontinued operations attributable to LHC Group, Inc.	–	–	–	–
Net income attributable to LHC Group, Inc.	0.63	0.70	2.69	2.44
Redeemable noncontrolling interest	–	–	–	–
Net income attributable to LHC Group, Inc.'s common stockholders	$ 0.63	$ 0.70	$ 2.69	$ 2.44

Earnings per share – diluted:
Income from continuing operations attributable to LHC Group, Inc.	$ 0.63	$ 0.70	$ 2.68	$ 2.43
Loss from discontinued operations attributable to LHC Group, Inc.	–	–	–	–
Net income attributable to LHC Group, Inc.	0.63	0.70	2.68	2.43
Redeemable noncontrolling interest	–	–	–	–
Net income attributable to LHC Group, Inc.'s common stockholders	$ 0.63	$ 0.70	$ 2.68	$ 2.43

Weighted average shares outstanding:
Basic	18,166,586	17,985,169	18,119,183	17,960,376
Diluted	18,294,369	18,169,052	18,226,091	18,069,897
LHC GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)
	Year Ended December 31,
	2010	2009
Operating activities
Net income	$ 64,546	$ 57,814
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	7,496	4,831
Provision for bad debts	7,607	4,724
Stock-based compensation expense	3,742	2,393
Deferred income taxes	2,771	4,646
Loss on impairment of intangible assets	–	542
Changes in operating assets and liabilities, net of acquisitions:
Receivables	(16,195)	(19,278)
Prepaid expenses and other assets	(4,513)	(4,747)
Accounts payable and accrued expenses	5,777	(168)
Net amounts due to/from governmental entities	706	(1,565)
Net cash provided by operating activities	71,937	49,192

Investing activities
Purchases of property, building, and equipment	(11,586)	(8,236)
Cash paid for acquisitions, primarily goodwill and intangible assets and advance payment on acquisitions	(31,747)	(33,427)
Net cash used in investing activities	(43,333)	(41,663)

Financing activities
Proceeds from line of credit	9,023	69,206
Payments on line of credit	(14,746)	(63,483)
Principal payments on debt	(4,483)	(508)
Payment of deferred financing fees	(498)	(263)
Payments on capital leases	(31)	(80)
Payment of contingent consideration	(1,726)	–
Excess tax benefits from vesting of restricted stock	476	121
Proceeds from exercise of stock options	74	–
Proceeds from employee stock purchase plan	781	618
Purchase of additional controlling interest	(1,914)	(2,286)
Noncontrolling interest distributions	(15,666)	(13,971)
Net cash used in financing activities	(28,710)	(10,646)
Change in cash	(106)	(3,117)
Cash at beginning of period	394	3,511
Cash at end of period	$ 288	$ 394

Supplemental disclosures of cash flow information
Interest paid	$ 134	$ 142
Income taxes paid	$ 30,605	$ 35,869
LHC GROUP, INC. AND SUBSIDIARIES SEGMENT INFORMATION (amounts in thousands) (unaudited)
	Three Months Ended December 31, 2010			Year Ended December 31, 2010
	Home-Based Services	Facility-Based Services	Total	Home-Based Services	Facility-Based Services	Total
Net service revenue	$ 147,552	$ 20,506	$ 168,058	$ 558,574	$ 76,457	$ 635,031
Cost of service revenue	74,910	12,625	87,535	284,477	45,508	329,985
Provision for bad debts	1,937	370	2,307	7,078	529	7,607
General and administrative expenses	49,797	5,532	55,329	182,750	19,087	201,837
Operating income	20,908	1,979	22,887	84,269	11,333	95,602
Interest expense	(41)	(10)	(51)	(116)	(18)	(134)
Non-operating income	83	10	93	746	59	805
Income from continuing operations before income taxes and noncontrolling interest	20,950	1,979	22,929	84,899	11,374	96,273
Income tax expense	6,841	765	7,606	28,613	3,114	31,727
Income from continuing operations	14,109	1,214	15,323	56,286	8,260	64,546
Noncontrolling interest	3,548	331	3,879	14,170	1,617	15,787
Net income attributable to LHC Group, Inc.	$ 10,561	$ 883	$ 11,444	$ 42,116	$ 6,643	$ 48,759

Total assets	$ 319,447	$ 37,858	$ 357,305	$ 319,447	$ 37,858	$ 357,305
	Three Months Ended December 31, 2009			Year Ended December 31, 2009
	Home-Based Services	Facility-Based Services	Total	Home-Based Services	Facility-Based Services	Total
Net service revenue	$ 124,668	$ 16,824	$ 141,492	$ 469,470	$ 62,510	$ 531,980
Cost of service revenue	62,684	9,172	71,856	234,131	36,384	270,515
Provision for bad debts	54	531	585	4,199	525	4,724
General and administrative expenses	41,188	4,106	45,294	155,670	16,025	171,695
Operating income	20,742	3,015	23,757	75,470	9,576	85,046
Interest expense	(22)	(2)	(24)	(126)	(16)	(142)
Non-operating income (loss), including gain on sale of assets	66	(2)	64	(299)	38	(261)
Income from continuing operations before income taxes and noncontrolling interest	20,786	3,011	23,797	75,045	9,598	84,643
Income tax expense	7,246	743	7,989	24,082	2,661	26,743
Income from continuing operations	13,540	2,268	15,808	50,963	6,937	57,900
Loss from discontinued operations	–	11	11	–	86	86
Noncontrolling interest	2,707	425	3,132	12,527	1,446	13,973
Net income attributable to LHC Group, Inc.	$ 10,833	$ 1,832	$ 12,665	$ 38,436	$ 5,405	$ 43,841

Total assets	$ 280,798	$ 26,817	$ 307,615	$ 280,798	$ 26,817	$ 307,615

LHC GROUP, INC. AND SUBSIDIARIES SELECT CONSOLIDATED KEY STATISTICAL AND FINANCIAL DATA (unaudited)
	Three Months Ended December 31,		Year Ended December 31,
	2010	2009	2010	2009
Key Data:
Home-Based Services:
Home Health locations	257	230	257	230
Hospice locations	26	21	26	21
Acquired (1)	3	4	26	16
De novo (1)	4	3	12	13
Home Health:
Total new admissions (2)	24,612	20,293	92,764	76,286
Medicare new admissions (2)	17,200	14,879	66,826	55,863
Average weekly census	34,030	29,706	32,375	28,721
Average Medicare weekly census	26,336	23,512	25,541	22,994
Medicare completed and billed episodes	44,745	37,967	166,803	147,299
Average Medicare case mix for completed and billed Medicare episodes	1.27	1.26	1.27	1.26
Average reimbursement per completed and billed Medicare episodes	$ 2,457	$ 2,423	$ 2,531	$ 2,432
Total visits	902,346	783,270	3,412,114	2,961,056
Total Medicare visits	683,605	604,473	2,632,269	2,317,996
Average visits per completed and billed Medicare episodes	15.3	15.9	15.8	15.7
Organic growth (3):
Net revenue	11.4%	11.6%	12.6%	27.5%
Net Medicare revenue	10.2%	8.0%	11.4%	27.2%
Total new admissions	11.5%	7.1%	13.1%	14.5%
Medicare new admissions	8.0%	6.4%	13.5%	12.4%
Average weekly census	6.2%	4.3%	4.5%	15.5%
Average Medicare weekly census	5.4%	3.5%	4.6%	17.3%
Medicare completed and billed episodes	12.9%	10.7%	8.6%	25.2%

Facility-Based Services:
Long-term Acute Care Hospital locations	9	8	9	8
Acquired (1)	0	0	1	0
Patient days	16,979	13,331	61,658	51,235
Patient acuity mix	1.02	0.99	1.02	1.00

(1) Inclusive of both home health and hospice agencies.
(2) 2009 admission information revised to reflect patients who converted from traditional Medicare to a Medicare Advantage Plan during an episode of care.
(3) Organic growth is calculated as the sum of same store plus de novo for the period divided by total from the same period in the prior year.
CONTACT: Eric Elliott
         Vice President of Investor Relations
         (337) 233-1307
         eric.elliott@lhcgroup.com